UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2025
Butterfly Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39292	84-4618156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 District Avenue Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 557-4800
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BFLY	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	BFLY WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 5, 2025, the board of directors of Butterfly Network, Inc. (the “Company”) appointed John Doherty to serve as Executive Vice President, Chief Financial Officer of the Company, effective December 8, 2025 (the “Effective Date”).
John Doherty, 59, served as Chief Financial Officer of Kaltura, Inc. from March 2024 and will continue to serve in that role until his resignation effective December 5, 2025. Prior to that, Mr. Doherty served as Chief Financial and Operating Officer for Magic Leap, Inc., an augmented reality technology company, from 2020 to 2024, and as Chief Financial Officer of InterXion Holding N.V., a data center services provider, from 2018 to 2020. In addition, Mr. Doherty held a variety of financial roles at Verizon Communications Inc., over a 30-year period, most recently serving as Senior Vice President of Corporate Development and President & Chief Investment Officer of Verizon Ventures from 2013 to 2018, where he helped steer significant strategic transactions and corporate restructurings. Mr. Doherty currently also serves on the Board of Directors of Guam-based Pacific Telecom, Inc. Mr. Doherty holds a degree in economics from Stony Brook University and has attended the MBA program at Baruch College as well as Wharton’s Executive Education program in Finance and Strategic Planning.
There are no family relationships between Mr. Doherty and any Company director or executive officer, and no arrangements or understandings between Mr. Doherty and any other person pursuant to which he was selected as Executive Vice President, Chief Financial Officer. Mr. Doherty is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
In connection with Mr. Doherty’s appointment, the Company’s Interim Chief Financial Officer, Megan Carlson, will be stepping down from serving in such capacity on the Effective Date, and will continue to serve as the Company’s Chief Accounting Officer and Senior Vice President of Finance & Accounting, as well as the Company’s principal accounting officer. On October 7, 2025, Ms. Carlson was also awarded a $200,000 cash retention bonus, which the Company shall pay to Ms. Carlson following December 31, 2026, provided that Ms. Carlson continuously remains employed with the Company through such date.
John Doherty Offer Letter
In connection with Mr. Doherty’s appointment as Executive Vice President, Chief Financial Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Doherty. The Offer Letter provides for “at will” employment beginning on the Effective Date. Pursuant to the terms of his Offer Letter, Mr. Doherty is entitled to an annual base salary of $530,000. Mr. Doherty is also eligible for an annual cash bonus targeted at 70% of his base salary, effective beginning in 2027 with respect to performance in 2026. Mr. Doherty will receive a one-time sign-on bonus in the amount of $500,000, which is recoverable in full by the Company in the event that Mr. Doherty resigns without Good Reason (as defined in his Offer Letter) or the Company terminates Mr. Doherty’s employment for Cause (as defined in his Offer Letter) within six months of the commencement of his employment. Mr. Doherty will also receive a one-time 2025 performance bonus in the amount of $250,000, payable in the first quarter of 2026 at the same time other executives are awarded any bonuses for 2025 performance, which is recoverable in full by the Company in the event that Mr. Doherty resigns without Good Reason or the Company terminates Mr. Doherty’s employment for Cause within six months of Mr. Doherty’s receipt of such bonus.
Pursuant to the terms of his Offer Letter and the Company’s Amended and Restated 2020 Equity Incentive Plan, Mr. Doherty will be granted, effective on the Effective Date, (i) restricted stock units (“RSUs”) relating to shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”) in an amount calculated by dividing $2,000,000 by the volume weighted average price of the Common Stock for the 10-day period ending the trading day prior to the date on which Mr. Doherty’s appointment as Executive Vice President, Chief Financial Officer of the Company was publicly announced (the “10-Day VWAP”), with one-third of such RSUs vesting on the first anniversary of the grant date and the remainder of such RSUs vesting on a pro rata annual basis over the next two years, and (ii) performance-based RSUs (“Performance RSUs”) in an amount calculated by dividing $1,000,000 by the 10-Day VWAP, with the Performance RSUs to vest as follows: (i) one-third shall vest upon the achievement of a price for the Common Stock equal to or exceeding $3.00 per share, (ii) one-third shall vest upon the achievement of a price for the Common Stock equal to or exceeding $4.50 per share and (iii) one-third shall vest upon the achievement of a price for the Common Stock equal to or exceeding $6.00 per share. For each Performance RSU vesting event to be achieved, the closing stock price for 20 consecutive trading days must equal or exceed the share price targets, and such share price must be achieved prior to the fifth anniversary of the grant date of such Performance RSU. The Performance RSUs are subject to acceleration in connection with a change in control of the Company in certain circumstances as set forth in the Offer Letter.

Mr. Doherty is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Mr. Doherty is also eligible for reimbursement of reasonable attorneys’ fees and costs incurred by him, up to $10,000, in connection with the drafting, review and negotiation of the Offer Letter and ancillary documents. Mr. Doherty will be entitled to benefits under the Company’s Executive Severance Plan as an executive vice president, including if the Company terminates Mr. Doherty’s employment without Cause or Mr. Doherty resigns for Good Reason.
In connection with Mr. Doherty’s appointment, Mr. Doherty will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2025, filed with the Securities and Exchange Commission on August 1, 2025. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Doherty for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our officers.
The foregoing description of the Offer Letter with Mr. Doherty is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
On October 9, 2025, the Company issued a press release announcing the appointment of Mr. Doherty as Executive Vice President, Chief Financial Officer of the Company, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Offer Letter by and between Butterfly Network, Inc. and John Doherty, dated October 6, 2025
99.1	Press Release dated October 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTTERFLY NETWORK, INC.

	By:	/s/ Joseph M. DeVivo
	Name:	Joseph M. DeVivo
	Title:	Chief Executive Officer, President, and Chairman of the Board

Date: October 9, 2025